FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 4, 2002

EUROPA CRUISES CORPORATION

DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476

150-153RD Avenue Suite 202
Madeira Beach, Florida 33708
(727) 393-2885

ITEM 5. OTHER MATTERS

VOTING RESULTS OF THE ANNUAL MEETING

The Annual Meeting of shareholders of the Company was held on November 4, 2002 in Alexandria, Virginia. Shareholders of record as of September 12, 2002 were asked to vote on two proposals. A total of 29,842,544 shares were voted. The results of those votes are as follows:

(1)	To elect six Directors to hold office until the next annual meeting of stockholders.

Nominee	For	Against	Abstain

H. Steven Norton	28,610,941	1,231,603	—
Gregory A. Harrison	25,640,519	4,202,025	—
Deborah A. Vitale	25,301,295	4,541,249	—
Dr. Arnold Sussman	25,047,183	4,795,361	—
Benjamin J. Harrell	24,999,518	4,843,026	—
Frank E. Williams, Jr.	18,982,811	10,859,733	—

(2)	To ratify a resolution of the Board of Directors to amend the Articles of Incorporation to change the name of the Company to “Diamondhead Casino Corporation”.

For	Against	Abstain

26,780,595	2,916,690	145,259

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPA CRUISES CORPORATION

By:	/s/ Deborah A. Vitale Deborah A. Vitale President and Chairman of the Board

Dated: November 8, 2002